                                                               Exhibit 25
      ___________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                               _________________

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                                ________________

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                    A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                                ________________

                              JPMORGAN CHASE BANK
              (Exact name of trustee as specified in its charter)


New York                                                        13-4994650
(State of incorporation                                   (I.R.S. employer
if not a national bank)                                identification No.)

270 Park Avenue
New York, New York                                                   10017
(Address of principal executive offices)                        (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                                ________________

                        American Media Operations, Inc.
              (Exact name of obligor as specified in its charter)

Delaware                                                         59-2094424
(State or other jurisdiction of                            (I.R.S. employer
incorporation or organization)                          identification No.)

190 Congress Park Drive
Suite 200
Delray Beach, Florida                                                 33445
(Address of principal executive offices)                         (Zip Code)
                                ________________

              10-1/4% Series B Senior Subordinated Notes due 2009
                                      and
        Guarantee of 10-1/4% Series B Senior Subordinated Notes due 2009
                      (Title of the indenture securities)

      ___________________________________________________________________

                                    GENERAL


Item 1. General Information.

        Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110. Board of Governors of the Federal Reserve System, Washington, D.C., 20551 Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y. Federal Deposit Insurance Corporation, Washington, D.C., 20429.

            (b) Whether it is authorized to exercise corporate trust powers.

                Yes.


Item 2. Affiliations with the Obligor and Guarantors.

            If the obligor or any Guarantor is an affiliate of the trustee, describe each such affiliation.

                None.

ITEM 16. LIST OF EXHIBITS

     List below all exhibits filed as a part of this Statement of Eligibility.

     1. A copy of the Restated Organization Certificate of the Trustee dated March 25, 1997 and the Certificate of Amendment dated October 22, 2001 (see
Exhibit 1 to Form T-1 filed in connections with Registration Statement No. 333-76894, which is incorporated by reference.)

     2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

     4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement 333-76894, which is incorporated by reference.)

     5.  Not applicable.

     6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference). On November 11, 2001, in connection with the merger of The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, the surviving corporation was renamed JPMorgan Chase Bank.

     7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

     8.  Not applicable.

     9.  Not applicable.


                                   SIGNATURE

PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939 THE TRUSTEE, JPMORGAN CHASE BANK, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF NEW YORK, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF NEW YORK AND STATE OF NEW YORK, ON THE 19TH DAY OF APRIL, 2002.


                                       JPMORGAN CHASE BANK



                                       By /s/ T.J. Foley
                                       --------------------------
                                              T.J. Foley
                                              Vice President

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                              JPMorgan Chase Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                 at the close of business December 31, 2001, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                Dollar Amounts
           ASSETS                                                                 in Millions

Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin .....................................................       $  21,396
  Interest-bearing balances .............................................          12,495
Securities:
Held to maturity securities..............................................             442
Available for sale securities............................................          52,916
Federal funds sold and securities purchased under
  agreements to resell ..................................................          75,076

Loans and lease financing receivables:
   Loans and leases held for sale ........................................          4,515
   Loans and leases, net of unearned income ..............................       $173,654
   Less: Allowance for loan and lease losses .............................          3,275
   Loans and leases, net of unearned income and
   allowance .............................................................        170,379
Trading Assets ...........................................................        140,469
Premises and fixed assets (including capitalized leases)..................          5,502
Other real estate owned ..................................................             41
Investments in unconsolidated subsidiaries and
        associated companies..............................................            360
Customers' liability to this bank on acceptances
         outstanding .....................................................            270
Intangible assets
  Goodwill................................................................          1,739
         Other Intangible assets .........................................          4,762

Other assets .............................................................         47,464

TOTAL ASSETS .............................................................       $537,826
                                                                                 ========

                                  LIABILITIES

Deposits
  In domestic offices .........................................................         $160,102
  Noninterest-bearing ........................................  $  70,338
  Interest-bearing ...........................................     89,764
  In foreign offices, Edge and Agreement
  subsidiaries and IBF's .......................................................        120,371
  Noninterest-bearing ........................................  $   7,610
  Interest-bearing ...........................................    112,761

Federal funds purchased and securities sold under agree-
ments to repurchase ...........................................................          79,946
Trading liabilities ...........................................................          92,208
Other borrowed money (includes mortgage indebtedness
  and obligations under capitalized leases) ...................................          11,399
Bank's liability on acceptances executed and outstanding ......................             293
Subordinated notes and debentures .............................................           9,467
Other liabilities .............................................................          30,651
TOTAL LIABILITIES .............................................................         504,437
Minority Interest in consolidated subsidiaries ................................             116

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus .................................               0
Common stock ..................................................................           1,476
Surplus  (exclude all surplus related to preferred stock) .....................          16,020
Retained earnings .............................................................          16,149
Accumulated other comprehensive income ........................................            (372)
Other equity capital components ...............................................               0
TOTAL EQUITY CAPITAL ..........................................................          33,273
                                                                                       --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ..........................    $537,826
                                                                                       ========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                         JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                                   WILLIAM B. HARRISON,  JR.       )
                                   HELENE L. KAPLAN                ) DIRECTORS
                                   H.W. BECHERER                   )


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